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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

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PARENT                          SUBSIDIARIES                     JURISDICTION OF ORGANIZATION
Max Re Capital Ltd.             Max Re Ltd.                      Bermuda
(the Registrant)
                                Max Re Managers Ltd.             Bermuda
Max Re Ltd.                     Max Re Diversified Strategies,   Bahamas
                                Ltd.
                                Max Re Europe Limited            Ireland

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